UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2007

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

269.385.2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Stryker Corporation (the Company) issued a press release on June 4, 2007 announcing the completion of the sale of its outpatient physical therapy business, Physiotherapy Associates, to Water Street Healthcare Partners.  A copy of this press release is attached hereto as Exhibit 99.1.

In its press release, the Company made references to the following financial measures: "constant currency,"  "adjusted net earnings" and "adjusted diluted net earnings per share."  These financial measures do not replace the presentation of the Company's reported financial results under generally accepted accounting principles (GAAP). The Company has provided these supplemental non-GAAP financial measures because they provide meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses these non-GAAP financial measures for reviewing the operating results of its business segments, for analyzing potential future business trends in connection with its budget process and bases certain annual bonus plans on these non-GAAP financial measures.  In order to measure the Company's sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign currency exchange rates which affects the comparability and trend of sales.  In order to measure the Company's earnings performance on a consistent and comparable basis, it is necessary to exclude certain items that affect the comparability of operating results and the trend of earnings.  These items include purchased in-process research and development charges recorded in 2006 and 2005 and the additional income taxes associated with the repatriation of foreign earnings recorded in 2005.  Given the nature of these items, management believes that excluding them from certain financial metrics is more representative of the Company's past and potential future operational performance.  In addition, the Company believes investors will utilize this information to evaluate period-to-period results on a comparable basis and to better understand potential future operating results.  The Company encourages investors and other users of these financial statements to review its consolidated financial statements and other publicly filed reports in their entirety and not to rely solely on any single financial measure.  After reflecting Physiotherapy Associates as a discontinued operation, the reconciliations of Stryker Corporation's net earnings and diluted net earnings per share from continuing operations for each quarter of 2007 and 2006 and for the years ended December 31, 2006 and 2005 on a reported basis to an adjusted basis to exclude the impact of charges to write-off purchased in-process research and development in 2006 and 2005 and to recognize the income tax expense associated with the repatriation of foreign earnings in 2005 are as follows (in millions, except per share amounts):

	Quarter Ended					Year Ended
	2007	2006				December 31
	March 31	December 31	September 30	June 30	March 31	2006	2005
Reported net earnings	$241.8	$226.7	$187.0	$212.1	$145.6	$771.4	$632.5
Purchased in-process research
and development	--	--	--	--	52.7	52.7	15.9
Income taxes on repatriation of
foreign earnings	--	--	--	--	--	--	27.4
Adjusted net earnings	$241.8	$226.7	$187.0	$212.1	$198.3	$824.1	$675.8

Diluted net earnings per share:
Reported diluted net earnings
per share	$.58	$.55	$.45	$.52	$.35	$1.87	$1.54
Purchased in-process research
and development	--	--	--	--	$.13	$.13	$.04
Income taxes on repatriation of
foreign earnings	--	--	--	--	--	--	$.07
Adjusted diluted net earnings
per share	$.58	$.55	$.45	$.52	$.48	$2.00	$1.65

Weighted-average diluted
shares outstanding	416.0	413.8	411.6	410.7	411.3	411.8	410.8

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press release dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

June 4, 2007	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated June 4, 2007